Exhibit 4.4

AMENDED AND RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

This AMENDED AND RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT, dated as of December 20, 2006, is entered into among CITICORP USA, INC. (“Citicorp”), as administrative agent for the Multi-Currency Lenders (as defined below) and Issuing Lenders (as defined below) (in such capacity, the “Multi-Currency Administrative Agent”), CITICORP, as administrative agent for the Term Loan Lenders (as defined below) (in such capacity, the “Term Loan Administrative Agent”; together with the Multi-Currency Administrative Agent, the “Administrative Agents”), CITICORP, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), REVLON, INC. (“Revlon”), REVLON CONSUMER PRODUCTS CORPORATION (the “Company”) and each other Loan Party.

W I T N E S S E T H :

WHEREAS, the Company, certain of its subsidiaries, the lenders (“Multicurrency Lenders”) and issuing lenders (the “Issuing Lenders”) party thereto, the Multi-Currency Administrative Agent and the Collateral Agent, are parties to the Credit Agreement, dated as of July 9, 2004 (as such agreement has been or may be amended, restated, supplemented, renewed or otherwise modified from time to time, together with any other agreements pursuant to which any of the Indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced, the “Existing Credit Agreement”);

WHEREAS, the Company has requested that the Term Loan Facility under, and as defined in, the Existing Credit Agreement be refinanced pursuant to the Term Loan Agreement, dated as of December 20, 2006 (as such agreement may be amended, restated, supplemented, renewed or otherwise modified from time to time, together with any other agreements pursuant to which any of the Indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced, the “Term Loan Agreement”, and together with the Existing Credit Agreement, the “Credit Agreements”), among the Company, as borrower, the lenders (the “Term Loan Lenders”; together with the Multi-Currency Lenders and the Issuing Lenders, the “Lenders”) party thereto, the Term Loan Administrative Agent and the Collateral Agent, and JPMorgan Chase Bank, N.A., as syndication agent, to provide for $840,000,000 in term loans;

WHEREAS, the Existing Credit Agreement is being amended pursuant to Amendment No. 4 to Credit Agreement, dated as of December 20, 2006 (the “Amendment”), to permit the Company to borrow term loans under the Term Loan Agreement and to make such other changes to the terms of the Existing Credit Agreement as are provided in such amendment;

WHEREAS, it is a condition precedent to (i) the effectiveness of the Amendment and (ii) the obligation of the Term Loan Lenders to make their respective extensions of credit to the Company under the Term Loan Agreement that the Loan Parties shall have executed and delivered this Agreement to the Collateral Agent;

WHEREAS, this Agreement, on the terms and subject to the conditions set forth herein, shall amend and restate, in its entirety, the intercreditor and collateral agency agreement dated as of July 9, 2004 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Intercreditor Agreement”) entered into by the parties hereto;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1.

Definitions

1.1

Definitions

(a)

Unless otherwise defined herein, terms are used herein as defined in the Existing Credit Agreement or the Term Loan Agreement, as the context may require.  In addition, as used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Agent” shall mean each of the Senior Agent, the Junior Agent and the Collateral Agent.

“Agreement” shall mean this Amended and Restated Intercreditor and Collateral Agency Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” shall mean title 11, United States Code.

“Bankruptcy Law” shall mean the Bankruptcy Code, or any similar federal, state or foreign Requirement of Law for the relief of debtors or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets and liabilities of the Company or any other Loan Party or any similar law relating to or affecting the enforcement of creditors’ rights generally.

“Collateral” shall mean, collectively, the Multi-Currency Collateral and the Term Loan Collateral.

“Collateral Agent” shall include, in addition to the Collateral Agent referred to in the recitals hereto, any successors and assigns to the Collateral Agent permitted hereunder.

“Collateral Documents” shall mean this Agreement, the Security Documents, the Senior Documents, the Junior Documents and all other security agreements, pledge agreements, mortgages, guaranties and other documents executed and/or delivered by the Loan Parties and accepted by the Collateral Agent.

“Existing Credit Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Insolvency Proceeding” shall mean, collectively, (a) any voluntary or involuntary case or proceeding under the Bankruptcy Law with respect to the Company or any other Loan Party, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or any other Loan Party or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of the Company or any Loan Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (except as permitted by Section 11.5 (or other applicable successor provision) of either Credit Agreement), and (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company or any other Loan Party.

“Junior Agent” shall mean (a) with respect to any Multi-Currency Claim or any Multi-Currency Collateral, the Term Loan Administrative Agent and (b) with respect to any Term Loan Claim or any Term Loan Collateral, the Multi-Currency Administrative Agent.

“Junior Claims” shall mean (a) with respect to any Multi-Currency Collateral, all Term Loan Claims and (b) with respect to any Term Loan Collateral, all Multi-Currency Claims.

“Junior Documents” shall mean, collectively, with respect to any Junior Claim, any provision pertaining to such Junior Claim in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Claim.

“Junior Liens” shall mean (a) with respect to the Multi-Currency Collateral, all Liens securing the Term Loan Claims and (b) with respect to the Term Loan Collateral, all Liens securing the Multi-Currency Claims.

“Junior Secured Parties” shall mean (a) with respect to the Multi-Currency Collateral, all Term Loan Secured Parties and (b) with respect to the Term Loan Collateral, all Multi-Currency Secured Parties.

“Loan Documents” means, collectively, the Multi-Currency Loan Documents and the Term Loan Documents.

“Multi-Currency Administrative Agent” shall include, in addition to the Multi-Currency Administrative Agent referred to in the recitals hereto, (a) any successors and assigns thereto or any acting administrative agent, in each case, as permitted under the Existing Credit Agreement, and (b) if there is no acting Multi-Currency Administrative Agent, the Required Lenders (as defined in the Existing Credit Agreement).

“Multi-Currency Claims” shall mean all Multi-Currency Secured Obligations and all extensions of credit under any financing, or any arrangement for use of cash collateral, under any Bankruptcy Law extended or provided to any Loan Party by the Multi-Currency Lenders.

“Multi-Currency Collateral” shall mean, collectively, the “Multi-Currency Collateral,” as defined in the Pledge and Security Agreement, the Charged Assets (as defined in the Multi-Currency Debenture), any Real Property of the Loan Parties constituting Collateral (as defined in the Existing Credit Agreement) and any other Collateral (as defined in the Existing Credit Agreement) of the same type.

“Multi-Currency Debenture” means that certain Multi-Currency Debenture, dated as of July 9, 2004, between the Company, Charles Revson Inc., Charles of the Ritz Group Ltd. and Revlon International Corporation (UK Branch), as Chargors, and the Collateral Agent.

“Multi-Currency Eligible Obligation Holder” shall mean each holder of any Multi-Currency Eligible Obligation.

“Multi-Currency Eligible Obligation” shall mean each Designated Eligible Obligation designated as a “Multi-Currency Eligible Obligation” by the Company to the Agents from time to time pursuant to Section 10.1.

“Multi-Currency Loan Documents” means the Loan Documents (as defined in the Existing Credit Agreement).

“Multi-Currency Secured Obligations” shall have the meaning set forth in the Pledge and Security Agreement.

“Multi-Currency Secured Party” shall have the meaning set forth in the Pledge and Security Agreement.

“Notice of Actionable Default” shall mean a written certification identified as a “Notice of Actionable Default,” substantially in the form attached hereto as Exhibit B or such other form reasonably satisfactory to the Collateral Agent, from any Administrative Agent addressed to the Collateral Agent certifying that an Event of Default has occurred and is continuing under the Existing Credit Agreement or the Term Loan Agreement, as the case may be, and that any required notice thereof has been given and any grace periods provided for therein have expired.

“pay in full,” “paid in full” or “payment in full” shall mean with respect to any Secured Claims, the payment in full in cash of the principal of, accrued (but unpaid) interest and premium, if any, on all such Secured Claims and, with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the relevant Collateral Documents, in each case, after or concurrently with termination of all Commitments (as defined in the Existing Credit Agreement) or Term Loan Commitments, as the case may be, thereunder and payment in full in cash of any other such Secured Claims that are due and payable at or prior to the time such principal and interest are paid.

“Required Secured Parties” means, collectively, the Required Lenders (as defined in the Existing Credit Agreement) and the Required Lenders (as defined in the Term Loan Agreement).

“Secured Claims” shall mean, collectively, the Multi-Currency Claims and the Term Loan Claims.

“Secured Parties” shall mean, collectively, the Senior Secured Parties and the Junior Secured Parties.

“Senior Agent” shall mean (a) with respect to any Multi-Currency Claim or any Multi-Currency Collateral, the Multi-Currency Administrative Agent and, after the payment in full of the Multi-Currency Claims, the Term Loan Administrative Agent and (b) with respect to any Term Loan Claim or any Term Loan Collateral, the Term Loan Administrative Agent and, after the payment in full of the Term Loan Claims, the Multi-Currency Administrative Agent.

“Senior Claims” shall mean (a) with respect to any Multi-Currency Collateral, all Multi-Currency Claims and (b) with respect to any Term Loan Collateral, all Term Loan Claims.  “Senior Claims” shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency Proceeding, accrue) after the commencement of an Insolvency Proceeding in accordance with and at the rate specified in the Senior Documents whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding.  To the extent any payment with respect to the Senior Claims (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Senior Collateral” shall mean (a) with respect to any Junior Secured Party, any Collateral on which it has a Junior Lien and (b) with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.

“Senior Documents” shall mean, collectively, with respect to any Senior Claim, any provision pertaining to such Senior Claim in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Claim.

“Senior Liens” shall mean (a) with respect to the Multi-Currency Collateral, all Liens securing the Multi-Currency Claims and (b) with respect to the Term Loan Collateral, all Liens securing the Term Loan Claims.

“Senior Secured Parties” shall mean (a) with respect to the Multi-Currency Collateral, all Multi-Currency Secured Parties and (b) with respect to the Term Loan Collateral, all Term Loan Secured Parties.

“Term Loan Administrative Agent” shall include, in addition to the Term Loan Administrative Agent referred to in the recitals hereto, (a) any successors and assigns thereto or any acting Term Loan Administrative Agent, in each case, as permitted under the Term Loan Agreement, and (b) if there is no acting Term Loan Administrative Agent, the Required Lenders (as defined in the Term Loan Agreement).

“Term Loan Claims” shall mean all Term Loan Secured Obligations and all extensions of credit under any financing, or any arrangement for use of cash collateral, under any Bankruptcy Law extended or provided to any Loan Party by the Term Loan Lenders.

“Term Loan Collateral” shall have the meaning set forth in the Pledge and Security Agreement, the Charged Assets (as defined in the Term Loan Debenture) and any other Collateral (as defined in the Term Loan Agreement) of the same type.

“Term Loan Commitments” shall have the meaning set forth in the Term Loan Agreement, and shall also mean the commitments to provide extensions of credit under any agreement that refinances, restructures, renews, extends, increases, refunds or replaces the Term Loan Agreement.

“Term Loan Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Term Loan Debenture” means that certain Term Loan Debenture, dated as of December 20, 2006, among the Company, Charles Revson Inc., Charles of the Ritz Group Ltd. and Revlon International Corporation (UK Branch), as Chargors, and the Collateral Agent.

“Term Loan Documents” means the Loan Documents (as defined in the Term Loan Agreement).

“Term Loan Eligible Obligation Holder” shall mean each holder of any Term Loan Eligible Obligation.

“Term Loan Eligible Obligation” shall mean each Designated Eligible Obligation (other than a Multi-Currency Eligible Obligation).

“Term Loan Secured Obligations” shall have the meaning set forth in the Pledge and Security Agreement.

“Term Loan Secured Party” shall have the meaning set forth in the Pledge and Security Agreement.

“Undesignated” shall mean, at any time, with respect to any obligation designated by the Company as a Designated Eligible Obligation hereunder, that such designation has been revoked at or before such time in accordance with Section 10.1.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code of the State of New York, as amended.

1.2

Certain Other Terms

(a)

The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

(b)

References herein to an Annex, Schedule, Article, Section, subsection or clause, unless specifically stated otherwise, refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.

(c)

Where the context requires, provisions relating to any Collateral, when used in relation to any Loan Party, shall refer to such Loan Party’s Collateral or any relevant part thereof.

(d)

Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise, all amendments, restatements, supplements or other modifications thereto or replacements thereof, and as the same may be in effect at any time such reference becomes operative.

(e)

The term “including” means “including, without limitation” except when used in the computation of time periods.

(f)

References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

Section 2.

Collateral Agent

2.1

Appointment.  Each Secured Party hereby appoints Citicorp as the Collateral Agent hereunder and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Collateral Documents as are delegated to the Collateral Agent under such documents and to exercise such powers as are reasonably incidental thereto.  Without limiting the foregoing, each Secured Party hereby authorizes the Collateral Agent to execute and deliver, and to perform its obligations under, each of the Collateral Documents to which the Collateral Agent is a party, to exercise all rights, powers and remedies that the Collateral Agent may have under such documents and to act as agent for the Secured Parties under such Collateral Documents.

2.2

Actions; Direction of Administrative Agents.

(a)

Except as set forth in Section 2.2(b), the Collateral Agent shall take, or refrain from taking, any action as directed in writing (i) by the applicable Administrative Agent as designated in the Existing Credit Agreement or the Term Loan Agreement, as applicable, or any other Loan Document with respect to such action, (ii) collectively by the Administrative Agents or (iii) in the absence of such events, with respect to any Collateral (and any provision of the Collateral Documents related thereto), (A) until the payment in full of the Senior Claims in respect of such Collateral, by the Senior Agent and (B) thereafter, the Junior Agent.

(b)

From and after the receipt of any Notice of Actionable Default and prior to the withdrawal of all pending Notices of Actionable Default, the Collateral Agent shall take, or refrain from, taking any action, with respect to any Collateral (and any provision of the Collateral Documents related thereto), as directed in writing (i) until the payment in full of the Senior Claims in respect of such Collateral, by the Senior Agent and (ii) thereafter, the Junior Agent.  Each Administrative Agent, in the event all of the Events of Default giving rise to any Notice of Actionable Default issued by such Administrative Agent has been cured or waived or otherwise has ceased to exist pursuant to the Existing Credit Agreement or the Term Loan Agreement, as applicable, shall withdraw such Notice of Actionable Default by written notice to the Collateral Agent.

(c)

Each Administrative Agent shall promptly send to the other Administrative Agent a copy of any written directions given by such Administrative Agent pursuant to this Section 2.2; provided, however, that the failure to comply with this Section 2.2(c) shall not impair any of the rights, powers and remedies of such Administrative Agent or the Collateral Agent under any Collateral Document.

(d)

Notwithstanding anything to the contrary provided herein or in the Collateral Documents, the Collateral Agent shall not be obligated to take, or refrain from taking, any action (i) to the extent the Collateral Agent has received a written advice from its counsel that such action is in conflict with any applicable law, Collateral Document or order of any Governmental Authority or (ii) with respect to which the Collateral Agent, in its reasonable judgment, has not received adequate security or indemnity hereunder or under the Collateral Documents.

(e)

Nothing in this Section 2.2 shall impair the right of the Collateral Agent in its discretion to take or omit to take any action which is deemed proper by the Collateral Agent under the Collateral Documents and which it believes in good faith is not inconsistent with any direction of the applicable Administrative Agent delivered pursuant to this Section 2.2; provided, however, the Collateral Agent shall not be under any obligation to take any discretionary action under the provisions of this Agreement or any other Collateral Document unless so directed by the applicable Administrative Agent.

2.3

Limitation on Duties.

(a)

The Collateral Agent shall be obliged to perform only such duties as are specifically set forth in this Agreement or any other Collateral Document, and no implied covenants or obligations shall be read into any Collateral Document against the Collateral Agent.  The Collateral Agent shall, upon receipt of any written direction pursuant to Section 2.2, exercise the rights and powers vested in it by any Collateral Document with respect to such direction, and the Collateral Agent shall not be liable with respect to any action taken or omitted in accordance with such direction.  If the Collateral Agent shall seek directions from any Administrative Agent or the Lenders with respect to any action under any Collateral Document, the Collateral Agent shall not be required to take, or refrain from taking, such action until it shall have received such direction.

(b)

The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as with similar property for its own account.  The powers conferred on the Collateral Agent hereunder and under the Collateral Documents are solely to protect the Collateral Agent’s interest in the Collateral (for itself and for the benefit of the Secured Parties) and, except as expressly set forth herein, shall not impose any duty upon the Collateral Agent to exercise any such powers.  The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers at the direction of the applicable Administrative Agent, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible to any Secured Party or any Loan Party for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

2.4

Resignation and Removal.

(a)

The Collateral Agent may resign at any time by giving written notice thereof to the Lenders and the Company.  The Collateral Agent may be removed at any time by the Administrative Agents, acting jointly, or the Required Secured Parties, by giving written notice thereof to the Collateral Agent and the Company.  Upon any such resignation or removal, the Administrative Agents, acting jointly, or the Required Secured Parties shall have the right to appoint a successor Collateral Agent.  If no successor Collateral Agent shall have been so appointed, and shall have accepted such appointment, within 30 days following the notice of resignation or removal, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent.  In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld or delayed and shall not be required upon the occurrence and during the continuance of an Event of Default).

(b)

Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, such successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Credit Agreements and the Collateral Documents.  Promptly after any retiring Collateral

Agent’s resignation or removal hereunder as Collateral Agent, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights as Collateral Agent under the Collateral Documents and to protect and maintain the Liens held by the Collateral Agent for the benefit of the Secured Parties (including delivery of any Collateral in its possession to the successor Collateral Agent).  After such resignation, the retiring Collateral Agent shall continue to have the benefit of Section 8 as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement, the Credit Agreements and the Collateral Documents.

(c)

If no Person has accepted appointment as a successor Collateral Agent within 30 days following the notice of resignation or removal, the retiring Collateral Agent’s resignation or removal shall nevertheless thereupon become effective, and the Administrative Agents, jointly, shall assume and perform all of the duties of the retiring Collateral Agent hereunder until such time, if any, as the Administrative Agents or the Required Secured Parties shall appoint a successor Collateral Agent as provided for above.

Section 3.

Priority of Liens

3.1

Lien Subordination.  Notwithstanding the date, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral and notwithstanding any provision of the UCC, any applicable law, any Collateral Document, any alleged or actual defect or deficiency in any of the foregoing or any other circumstance whatsoever, the Junior Agent, on behalf of each Junior Secured Party, in respect of such Collateral hereby agrees that:

(a)

any Senior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any Junior Lien in respect of such Collateral (whether or not such Senior Lien is subordinated to any Lien securing any other obligation); and

(b)

any Junior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Collateral.

3.2

Prohibition on Contesting Liens.  In respect of any Collateral, the Junior Agent, on behalf of each Junior Secured Party, in respect of such Collateral agrees that it shall not, and hereby waives any right to:

(a)

contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of any Senior Lien on such Collateral; or

(b)

demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Senior Liens on such Collateral, except to the extent that such rights are expressly granted in this Agreement.

3.3

New Liens.

(a)

The parties hereto agree that, prior to the payment in full of the Secured Claims, any Lien on any asset of any Loan Party securing any Secured Claim (and which asset is not also subject to a Lien securing all of the Secured Claims in accordance with the priorities set forth herein) shall immediately be released upon demand by any Agent or assigned to the Collateral Agent on behalf of the Secured Parties, subject to the priorities set forth in Section 2.1, and, at all times prior to such release or assignment, the Secured Party to whom such Lien was granted shall be acting as a sub-agent of the Collateral Agent for the sole purpose of perfecting the Lien on such asset.

(b)

Each Loan Party hereby agrees not to grant, or to permit any of its Subsidiaries to grant, except as expressly permitted by either Credit Agreement, as the case may be, any Lien on any of its respective assets securing the Senior Claims or the Junior Claims, as the case may be, to any Person other than the Collateral Agent on behalf of the Secured Parties, subject to the priorities set forth in Section 2.1.

3.4

Separate Liens.  Each of the parties hereto acknowledges and agrees that (i) the grants of Liens pursuant to the Collateral Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Junior Claims in respect of any Collateral are fundamentally different from the Senior Claims in respect of such Collateral, and the Junior Claims and Senior Claims in respect of any Collateral must be separately classified in any Insolvency Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that, in respect of any Collateral, the Junior Claims and the Senior Claims in respect of such Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Junior Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of any Collateral (with the effect that, to the extent that the aggregate value of the Senior Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest before any distribution is made in respect of the claims held by the Junior Secured Parties with respect to the Senior Collateral, with the Junior Secured Parties hereby acknowledging and agreeing to turn over to the Senior Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Secured Parties).

Section 4.

Exercise of Remedies

4.1

Remedies.

(a)

Prior to the payment in full of the Senior Claims in respect of any Collateral, whether or not any Insolvency Proceeding has been commenced by or against any Loan Party, with respect to such Collateral:

(i)

no Junior Secured Party shall (or direct the Collateral Agent to) (A) exercise or seek to exercise any rights or remedies, (B) institute any action or proceeding with respect to such rights or remedies, including any action of foreclosure, contest, protest, (C) object to any foreclosure proceeding or action brought by Collateral Agent or any Senior Secured Party or any other exercise of any rights and remedies relating to such Collateral under the Collateral Documents or otherwise, or (D) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to such Collateral; and

(ii)

the Senior Agent, on behalf of the Senior Secured Parties, shall have the exclusive right to (and the exclusive right to direct the Collateral Agent to) enforce rights, exercise remedies and make determinations regarding release, disposition (including under §363(f) of the Bankruptcy Code) or restrictions with respect to such Collateral without any consultation with, or the consent of, any Junior Secured Party.

(b)

In exercising rights and remedies with respect to any Collateral, the Senior Agent, on behalf of the Senior Secured Parties, in respect of such Collateral may enforce (and direct the Collateral Agent to enforce) the provisions of the Senior Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include, without limitation, the rights of an agent appointed by them to sell or otherwise dispose of such Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction and of a secured creditor under any Bankruptcy Law.

(c)

The Junior Agent, on behalf of each Junior Secured Party, in respect of any Collateral agrees that, prior to the payment in full of the Senior Claims in respect of such Collateral, it will not take or receive any such Collateral or any proceeds of such Collateral in connection with the exercise of any right or remedy (including setoff) with respect to such Collateral.  Without limiting the generality of the foregoing, prior to the payment in full of the Senior Claims in respect of any Collateral, the sole right of the Junior Agent and the Junior Secured Parties with respect to such Collateral shall be the right to receive a share of the proceeds thereof pursuant to Section 5.1.

(d)

The Junior Agent, on behalf of each Junior Secured Party, in respect of any Collateral (i) agrees that neither it nor any Junior Secured Party will take any action that would hinder any exercise of remedies undertaken by any Senior Secured Party in respect of such Collateral under the Collateral Documents, including any sale, lease, exchange, transfer or other disposition of such Collateral, whether by foreclosure or otherwise, and (ii) hereby waives any and all rights it or any Junior Secured Party may have as a junior creditor or otherwise to object to the manner in which any Senior Secured Party may seek to enforce or collect the Senior Claims or the Liens granted in any of such Collateral.

4.2

Exercise of Remedies as Unsecured Creditors.  Notwithstanding anything to the contrary in this Agreement, each Junior Secured Party may exercise its rights and remedies as an unsecured creditor against the Loan Parties in accordance with the terms of the Junior Documents and applicable law.  In the event any Junior Secured Party in respect of any Collateral becomes a judgment lien creditor in respect of such Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to any Lien on such Collateral securing any Senior Claim in respect of such Collateral on the same basis and to the same extent as the other Liens on such Collateral securing the Junior Claims are subordinated to those securing the Senior Claims under this Agreement.  Nothing in this

Agreement modifies any rights or remedies which any Senior Secured Party in respect of any Collateral may have with respect to such Collateral.

Section 5.

Application of Payments; Subrogation

5.1

Proceeds of Collateral.  From and after the receipt by the Collateral Agent of any Notice of Actionable Default and prior to the withdrawal of all pending Notices of Actionable Default, proceeds of any Collateral received by any party hereto shall be applied to the Secured Claims as follows:

(a)

first, to pay interest on and then principal of any portion of the Senior Claims in respect of such Collateral that the Senior Agent may have advanced on behalf of any Senior Secured Party for which the Senior Agent has not then been reimbursed by such Senior Secured Party or the Loan Parties;

(b)

second, to pay Secured Claims in respect of any expense reimbursements or indemnities then due to the Senior Agent and the Collateral Agent;

(c)

third, to pay Secured Claims in respect of any expense reimbursements or indemnities then due to the other Senior Secured Parties;

(d)

fourth, to pay Secured Claims in respect of any fees then due to the Senior Agent and the Collateral Agent;

(e)

fifth, to pay Secured Claims in respect of any fees then due to the other Senior Secured Parties;

(f)

sixth, to pay interest then due and payable in respect of all Senior Claims in respect of such Collateral;

(g)

seventh, to pay or prepay principal payments for all Senior Claims (and, when applicable, to provide cash collateral for letters of credit or Interest Rate Agreements constituting Senior Claims) in respect of such Collateral;

(h)

eighth, to pay all other Senior Claims in respect of such Collateral;

(i)

ninth, to pay interest on and then principal of any portion of the Junior Claims that the Junior Agent may have advanced on behalf of any Junior Secured Party for which the Junior Agent has not then been reimbursed by such Junior Secured Party or the Loan Parties;

(j)

tenth, to pay Secured Claims in respect of any expense reimbursements or indemnities then due to the Junior Agent;

(k)

eleventh, to pay Secured Claims in respect of any expense reimbursements or indemnities then due to the other Junior Secured Parties;

(l)

twelfth, to pay Secured Claims in respect of any fees then due to the Junior Agent;

(m)

thirteenth, to pay Secured Claims in respect of any fees then due to the other Junior Secured Parties;

(n)

fourteenth, to pay interest then due and payable in respect of all Junior Claims in respect of such Collateral;

(o)

fifteenth, to pay or prepay principal payments for all Junior Claims (and, when applicable, to provide cash collateral for letters of credit or Interest Rate Agreements constituting Junior Claims) in respect of such Collateral;

(p)

sixteenth, to pay all other Junior Claims in respect of such Collateral; and

(q)

seventeenth, as directed by the Company (subject to applicable laws);

provided, however, that, if sufficient funds are not available to fund all payments required to be made in any of clauses first through sixteenth above, the available funds being applied to the Secured Claims specified in any such clause (unless otherwise specified in such clause) shall be allocated to the payment of such Secured Claims ratably, based on the proportion of each Agent’s and each Secured Party’s interest in the aggregate outstanding Secured Claims described in such clause; provided, further, that payments that would otherwise be allocated to the Multi-Currency Lenders shall be allocated first to repay Swing Loans until such Loans are paid in full, second to repay Local Loans until such Loans are paid in full and then to repay the Revolving Credit Loans. The order of payment application set forth in clauses (a) through (p) above may be amended at any time and from time to time by the Required Secured Parties without any notice to or consent of or approval by any Loan Party (unless such amendment is of the type described in Section 12.3(iv)) or any other Person that is not a party to the Existing Credit Agreement or the Term Loan Agreement, as the case may be; provided, however, that (i) any such amendment adversely affecting any Agent shall also require the prior written consent of such Agent, (ii) any such amendment not adversely affecting the Multi-Currency Lenders shall only require the consent of the Required Lenders (as defined in the Term Loan Agreement) and (iii) any such amendment not adversely affecting the Term Loan Lenders shall only require the consent of the Required Lenders (as defined in the Existing Credit Agreement).

5.2

Proceeds of Non-Collateral.  From and after the receipt by the Collateral Agent of any Notice of Actionable Default and prior to the withdrawal of all pending Notices of Actionable Default, any payment received by any party to the Existing Credit Agreement or the Term Loan Agreement, as applicable, from a Loan Party that does not constitute proceeds of any Collateral shall be applied pursuant to Section 7.15(h) (or other applicable successor provision) of the Existing Credit Agreement or Section 7.15(h) (or other applicable successor provision) of the Term Loan Agreement, as applicable.

5.3

Payments Over.  Unless and until all Secured Claims shall have been paid in full, (a) any payment received by any party hereto at any time in contravention of the Existing Credit Agreement, the Term Loan Agreement or this Agreement and (b) from and after the receipt of any Notice of Actionable Default and prior to the withdrawal of all pending Notices of Actionable Default, any Collateral or proceeds thereof or any payment received by any Secured Party from proceeds of any Collateral shall be segregated and held in trust and forthwith paid over to the Collateral Agent for application in accordance with the Existing Credit Agreement or the Term Loan Agreement, as applicable (in the case of clause (a) above), or Section 5.1 (in the case of clause (b) above) in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  The Collateral Agent is hereby authorized to make any such endorsements as agent for any such Person.  This authorization is coupled with an interest and is irrevocable.

5.4

Subrogation.  The Junior Agent in respect of any Collateral, on behalf of each Junior Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Senior Claims in respect of such Collateral shall have been paid in full.  Upon payment in full of such Senior Claims, the Junior Secured Parties shall be subrogated to the rights of the Senior Secured Parties to receive payments or distributions applicable to such Senior Claims.

Section 6.

Insolvency Proceedings

6.1

Voting of Claims.  Until the payment in full of all Senior Claims in respect of any Collateral, the Senior Agent shall have the right, but not the obligation, to vote the claim of any Junior Secured Party in respect of such Collateral in any Insolvency Proceeding if such Junior Secured Party has not voted its claim on or prior to 10 days before the expiration of the time to vote any such claim.  In the event that Senior Agent exercises such right to vote, no Junior Secured Party shall be entitled to change or withdraw such vote.

6.2

Waivers.  In the event an Insolvency Proceeding shall be commenced by or against any Loan Party, in respect of any part of the Senior Collateral or proceeds thereof or any Senior Lien which may exist thereon, each of the Junior Secured Parties in respect of such Collateral hereby agrees that such Person shall not, until the payment in full of the Senior Claims in respect of such Collateral:

(a)

seek any relief from, or modification of, the automatic stay as provided in §362 of the Bankruptcy Code or seek or accept any form of adequate protection under either or both of §362 and §363 of the Bankruptcy Code with respect to the Senior Collateral, except (i) replacement Liens, which Liens at all times shall (A) also secure the Senior Claims and (B) be subordinated to the Senior Liens in accordance with, and subject to, the terms of this Agreement, and (ii) the accrual or the current payment of interest and out-of-pocket expenses, including fees and disbursements of counsel and other professional advisors, incurred by the Junior Agent (which the Junior Secured Parties agree will constitute adequate protection of their claims and interests);

(b)

oppose or object to any adequate protection sought by or granted to any Senior Secured Parties with respect to the Senior Collateral;

(c)

oppose or object to the use of any Senior Collateral constituting cash collateral by any Loan Party, unless the Senior Secured Parties shall have opposed or objected to such use of such cash collateral;

(d)

oppose or object to any financing with respect to any Loan Party provided under any Bankruptcy Law (regardless of whether any Indebtedness thereunder is senior to the Junior Claims or secured by Liens on the Senior Collateral that are senior in priority to the Junior Liens on such Collateral), unless (i) the Senior Agent or the Senior Secured Parties shall have opposed or objected to such financing or (ii) any Indebtedness thereunder is secured by any Collateral on which the Junior Secured Parties have a first-priority Lien under this Agreement and the Liens on such Collateral securing such Indebtedness would be senior in priority to such first-priority Liens of the Junior Secured Parties;

(e)

object to (i) the amount of the Senior Claims allowed or permitted to be asserted under any Bankruptcy Law or (ii) the extent to which the Senior Claims are deemed secured claims, including under §506(a) of the Bankruptcy Code;

(f)

oppose or object to any protection provided to the Senior Secured Parties, including any form of adequate protection under §362 or §363 of the Bankruptcy Code and the payment of amounts equal to interest and expenses allowed under §506(b) and (c) of the Bankruptcy Code to any Senior Secured Parties; or

(g)

object to the treatment of the Senior Claims under a chapter 11 plan of reorganization under the Bankruptcy Code or similar plan or reorganization or arrangement under any other applicable Insolvency Proceeding, except on the grounds that the present value of all property received by the Senior Secured Parties exceeds the amount of the claims of the Senior Secured Parties in such Insolvency Proceeding.

6.3

No Waiver by Senior Secured Parties.  Nothing contained herein shall prohibit or in any way limit any Senior Secured Party from, with respect to the Senior Collateral, objecting in any Insolvency Proceeding (or otherwise) to any action taken by any Junior Secured Party, including the seeking by such Junior Secured Party of adequate protection with respect to such Collateral or the asserting by such Junior Secured Party of any of its rights and remedies under the Junior Documents (or otherwise) with respect to such Collateral.

Section 7.

Representations and Warranties

Each party hereto represents and warrants as follows:

(a)

Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b)

This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c)

The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such party or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party.

Section 8.

Indemnification; Expenses

8.1

Indemnification.  Each Secured Party agrees to indemnify each Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Company), from and against such Secured Party’s ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, such Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Collateral Documents or any action taken or omitted by such Agent under this Agreement or the other Collateral Documents; provided, however, that no Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s or such Affiliate’s gross negligence or willful misconduct.

8.2

Expenses.  Without limiting the foregoing, each Secured Party agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Collateral Documents, to the extent that such Agent is not reimbursed for such expenses by the Company or another Loan Party.

Section 9.

Release of Collateral

9.1

At the request of the Company, the Collateral Agent shall, and each of the Administrative Agents and the Secured Parties hereby authorizes and directs the Collateral Agent (without any further notice or consent to or of any Secured Party) to, promptly release (or, in the case of clause (b) below, release or subordinate as required by the holders of any Lien specified thereunder) any Lien held by the Collateral Agent for the benefit of the Secured Parties against any of the following:

(a)

all of the Collateral, and all Loan Parties, upon receipt of (i) a written notice from each of the Administrative Agents that the Payment Obligations (as defined in each Credit Agreement) have been paid in full and (ii) a certificate of a Responsible Officer of the Company that (A) all Designated Eligible Obligations have been paid in full or have been Undesignated prior to or concurrently with the delivery of such certificate and (B) all other Secured Claims, if any, then due and payable have been paid in full; provided, however, that, if the Collateral Agent has received a notice to the contrary from any Secured Party with respect to its Secured Claims, such notice shall also have been withdrawn;

(b)

any part of the Collateral that is subject to a Lien permitted by Sections 11.3(a), (b), (c), (d), (e), (o) or (p) of the Credit Agreements;

(c)

any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by the Credit Agreements (or pursuant to a valid waiver or consent to a transaction otherwise prohibited by the Credit Agreements); and

(d)

any Pledged Collateral that has been cancelled, replaced or repaid in accordance with the terms of the Credit Agreements.

9.2

Each of the Administrative Agents and the Secured Parties hereby authorizes and directs the Collateral Agent to execute and deliver or file such termination and partial release statements and take such other actions as are reasonably necessary to release (or subordinate) Liens pursuant to this Section 9 promptly upon the effectiveness of any such release

(or subordination).  Each of the Agents and the Secured Parties hereby acknowledges and agrees that the Loan Parties may use the Collateral to the extent permitted under the Credit Agreements.  Each Administrative Agent hereby agrees to give the notice referred to in Section 9.1(a)(i) when the Payment Obligations (as defined in each Credit Agreement), as applicable, have been paid in full.

Section 10.

Designated Eligible Obligations

10.1

Designation/Revocation.  From time to time, as long as (a) no Default or Event of Default has occurred and is continuing and (b) in the case of any Multi-Currency Designated Obligation, after giving effect to the designation thereof and any Designated Eligible Obligations Reserve to be established with respect thereto, the Available Multi-Currency Commitment is equal to or greater than zero, the Company may designate any obligation of the type defined as “Designated Eligible Obligations” in either Credit Agreement, and solely to the extent permitted therein, to be secured by the Collateral as either Multi-Currency Eligible Obligations or Term Loan Eligible Obligations (or change such designation without notice to or consent of any holder of such Designated Eligible Obligations) by delivery to the Collateral Agent (with a copy to each Administrative Agent) of a certificate of a Responsible Officer, substantially in the form attached hereto as Exhibit A or such other form reasonably satisfactory to the Administrative Agents (the “Certificate of Designation/Revocation”); provided, however, that a Person providing or maintaining Designated Eligible Obligations described in clauses (iii) or (iv) of the definition thereof that is not a Multicurrency Lender, a Term Loan Lender or an Affiliate of a Multicurrency Lender or a Term Loan Lender shall be reasonably acceptable to the Multi-Currency Administrative Agent or the Term Loan Administrative Agent, as applicable, as the administrative agent for the Secured Parties whose Collateral will secure such Designated Eligible Obligations on a first-priority basis.  The Company may revoke such designation at any time by delivering to the Collateral Agent a subsequent Certificate of Designation/Revocation (with a copy to each Administrative Agent) and, immediately upon receipt by the Collateral Agent of such certificate, without notice to or consent of any holder of such Designated Eligible Obligation or any other Secured Claim, the applicable Designated Eligible Obligation shall become Undesignated and shall no longer constitute a “Designated Eligible Obligation,” a “Secured Obligation” or a “Secured Claim” for any purpose under any Collateral Document, whether or not any amounts or commitments are then outstanding in respect thereof and whether or not any other Secured Claims are being paid in full at such time.  The Collateral Agent shall maintain a copy of each Certificate of Designation/Revocation received by it and a record of designations, revocations and the names and addresses of the representatives of the holders of the Designated Eligible Obligations stated therein, which record shall be conclusive and binding for all purposes, absent manifest error, and the Secured Parties may treat each Person whose name is recorded in such record as a holder of Designated Eligible Obligations for all purposes of this Agreement until such Designated Eligible Obligations are Undesignated.  Upon request and at the expense of the Company or any Secured Party, the Collateral Agent shall provide a copy of such record to the Company or such Secured Party.

10.2

Rights of Eligible Obligations Holders.  The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Claim arising under any Designated Eligible Obligation solely on the condition and understanding, as among the Agents and all Secured Parties, that (a) the Designated Eligible Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Agents shall hold, and have the right and power to act with respect to, the

Guaranty and the Collateral on behalf of and as agent for the holders of the Designated Eligible Obligations, but the Agents are otherwise acting solely as agents for the applicable Lenders and Issuing Lenders and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Designated Eligible Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien on any asset of any Loan Party, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy with respect to the Loan Parties or any of their assets shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Designated Eligible Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement (including release of any or all of the Collateral pursuant to Section 9 and any amendments or waivers of any Loan Documents in accordance with Section 14.1 (or other applicable successor provision) of each Credit Agreement) and the other Loan Documents, by the applicable Agent and, to the extent required by the applicable Credit Agreement, the Required Lenders (as defined thereunder) (or such lesser percentage of the applicable Lenders required to direct, or consent to, such action as set forth herein or therein), each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Multi-Currency Commitments or Term Loan Commitments, as the case may be, and its own interest in the Payment Obligations (as defined in the applicable Credit Agreement) owing to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Designated Eligible Obligation and without regard to whether any Designated Eligible Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Designated Eligible Obligations and no other Secured Party (except the Agents and the Lenders to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents (including any release or amendment referred to above) and (e) no holder of any Designated Eligible Obligation shall exercise any right of setoff, banker’s lien or similar right with respect to the Collateral without the consent of the Administrative Agents.

Section 11.

Acknowledgements and Consents

11.1

Reliance by Senior Secured Parties.  The consent by the Senior Secured Parties to the execution and delivery of the Junior Documents and the grant of a Junior Lien on the Senior Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Borrowers (as defined in the Existing Credit Agreement) or the Company, as applicable, shall be deemed to have been given and made in reliance upon this Agreement.

11.2

Independent Analysis. The Junior Agent, on behalf of each Junior Secured Party, acknowledges that it and each Junior Secured Party has, independently and without reliance on the Senior Agent or any Senior Secured Party, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into this Agreement, the Junior Documents, and the transactions contemplated hereby and thereby and agrees that it will continue to make its own credit decision in taking or not taking any action under the Junior Documents or this Agreement.

11.3

No Warranties or Liability.  The Junior Agent, on behalf of each Junior Secured Party, acknowledges and agrees that:

(a)

no Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any Senior Document;

(b)

the Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit to the Borrowers (as defined in the Existing Credit Agreement) or the Company, as applicable, as they may, in their sole discretion, deem appropriate and without regard to any rights or interests that any Junior Secured Party may have in the Senior Collateral or otherwise, except as otherwise provided in this Agreement or under applicable law; and

(c)

no Senior Secured Party shall have any duty to any Junior Secured Party to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Loan Party (including the Junior Documents), regardless of any knowledge thereof which they may have or be charged with.

11.4

No Waiver of Lien Priorities.

(a)

No right of any Senior Secured Party to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Loan Party or by any act or failure to act by any Senior Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Documents or any of the Junior Documents, regardless of any knowledge thereof which any Senior Secured Party may have or be otherwise charged with.

(b)

Without in any way limiting the generality of the foregoing clause (a) (except as set forth in any Loan Document), each Senior Secured Party, may, at any time and from time to time, without the consent of, or notice to, any Junior Secured Party, without incurring any liability to any Junior Secured Party and without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Junior Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(i)

change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any Senior Claim, any Lien in respect of any Senior Collateral, any guaranty of any Senior Claim, or any liability of any Loan Party incurred directly or indirectly in respect of any of the foregoing (including any increase in or extension of the Senior Claims, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner the Senior Claims, any Liens held by the Senior Agent, the Senior Secured Parties, or any of the Senior Documents;

(ii)

sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Collateral or any liability of any Loan Party to the Senior Agent or any Senior Secured Party, or any liability incurred directly or indirectly in respect thereof;

(iii)

settle or compromise any Senior Claim or any other liability of any Loan Party or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Claims) in any manner or order; and

(iv)

exercise or delay in or refrain from exercising any right or remedy against any security or any Loan Party or any other Person, elect any remedy and otherwise deal freely with the Loan Parties, the Senior Collateral and any security, any guarantor or any liability of any Loan Party to any Senior Secured Party, or any liability incurred directly or indirectly, in respect of the foregoing.

(c)

The Junior Agent, on behalf of each Junior Secured Party, also agrees that no Senior Secured Party shall have any duty or liability to any Junior Secured Party, and the Junior Agent, on behalf of each Junior Secured Party, hereby waives all claims against each Senior Secured Party arising out of any and all actions which any Senior Secured Party may take or permit or omit to take with respect to: (i) the Senior Documents, (ii) the collection of the Senior Claims, (iii) the foreclosure upon, or sale, liquidation or other disposition of, the Senior Collateral, (iv) the release of any Lien in respect of any Senior Collateral, or (v) the maintenance or preservation of the Senior Collateral, the Senior Claims or otherwise.

(d)

The Junior Agent, on behalf of each Junior Secured Party, in respect of any Collateral agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law in respect of such Collateral.

11.5

Obligations Unconditional.  All rights, interests, agreements and obligations hereunder of the Senior Agent and the Senior Secured Parties in respect of any Collateral and the Junior Agent and the Junior Secured Parties in respect of such Collateral shall remain in full force and effect regardless of:

(a)

any lack of validity or enforceability of any Senior Document or any Junior Document and regardless of whether the Liens of the Senior Agent and Senior Secured Parties are not perfected or are voidable for any reason;

(b)

any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Claims or Junior Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document;

(c)

any exchange, release or lack of perfection of any Lien on any Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Claims or Junior Claims or any guarantee thereof;

(d)

the commencement of any Insolvency Proceeding in respect of any Loan Party; or

(e)

any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of any Secured Claim or of any Junior Secured Party in respect of this Agreement.

11.6

Attorney-in-Fact.  The Junior Agent, on behalf of each Junior Secured Party, in respect of any Collateral hereby irrevocably constitutes and appoints the Senior Agent in respect of such Collateral and any officer or agent (including the Collateral Agent) of such Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Junior Agent or such holder or in such Senior Agent’s own name, from time to time in such Senior Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including any financing statements, endorsements or other instruments or transfer or release.  Notwithstanding the grant of the foregoing power of attorney, nothing in this Section 11.6 is intended to in any way relieve any Loan Party of its obligations to comply with requirements of law or applicable obligations with respect to the release of Collateral under any Collateral Document.

11.7

Consent of Loan Parties.  Each Loan Party hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Loan Parties under any Senior Document, Junior Document, Loan Document or other Collateral Document shall not in any way be diminished or otherwise affected by such provisions or arrangements.  All references to any Loan Party shall include reference to such Loan Party as a debtor and debtor in possession and any receiver or trustee for such Loan  Party in any Insolvency Proceeding.  Each Loan Party hereby agrees that, if, pursuant to Section 10.10 (Additional Guaranties) (or other applicable successor provision) of the Existing Credit Agreement or the Term Loan Agreement, as applicable, the Company shall be required to cause any Subsidiary that is not a Loan Party to become a Loan Party, or if for any reason the Company desires any such Subsidiary to become a Loan Party, such Subsidiary shall execute and deliver to the Collateral Agent an Intercreditor Supplement in substantially the form of Exhibit C (Intercreditor Supplement) attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Loan Party party hereto on the Closing Date.

Section 12.

Miscellaneous

12.1

Conflicts.  Except as expressly provided herein, in the event of any conflict between the provisions of this Agreement and the provisions of the Collateral Documents, the provisions of this Agreement shall govern.

12.2

Continuing Nature.  This Agreement shall continue to be effective until the payment in full of all Secured Claims.  This is a continuing agreement of lien subordination and the Senior Secured Parties may continue, at any time and without notice to any Junior Secured Party, to extend credit and other financial accommodations and lend monies constituting Senior Claims on the faith hereof.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.

12.3

Amendments; Waivers.  Except as set forth in Section 5.1, no amendment, modification or waiver of any provision of this Agreement shall be deemed to be made unless the same (i) shall be in writing signed by each Agent and (ii) shall have been approved by the Required Secured Parties (other than any amendments or modifications requested by any successor Collateral Agent not adversely affecting the Secured Parties) pursuant to Section 14.1 of each Credit Agreement.  Notwithstanding anything to the contrary, the consent of any Loan Party shall not be required for amendments, modifications or waivers of the provisions of this Agreement, except that the Company’s consent shall be required for those that (i) affect any obligation or right of any Loan Party hereunder or that would impose any additional obligations on any Loan Party (including such changes under Section 10 or this Section 12.3), (ii) change the ability of any Collateral Agent to release Collateral pursuant to Section 9, (iii) change the rights of the Loan Parties to make payments in respect of any Secured Claims (except with respect to proceeds of Collateral while a Notice of Actionable Default is pending) or (iv) adversely affect the rights of the holders of Multi-Currency Eligible Obligations in relation to those of the Multi-Currency Lenders or the rights of the holders of Term Loan Eligible Obligations in relation to those of the Term Loan Lenders.  In the case of a waiver of any provision of this Agreement, such waiver shall be effective only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties in any other respect or at any other time.  The Administrative Agents shall notify the Company of any amendment, modification or waiver effected hereunder; provided, however, that the failure of any Administrative Agent to deliver such notice shall not render any such amendment, modification or waiver ineffective.  Notwithstanding anything to the contrary herein, the consent of any holder of any Designated Eligible Obligation shall not be required for amendments, modifications or waivers of the provisions of this Agreement to which the Company has consented, whether or not such amendments, modifications or waivers adversely affect the rights of such holder.

12.4

Consent to Jurisdiction; Waiver of Trial by Jury.

(a)

Any legal action or proceeding with respect to this Agreement or any other Collateral Document may be brought in the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(b)

Each party hereto hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such party at its address specified in Section 12.5 (Notices).  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)

Nothing contained in this Section 12.4 shall affect the right of any Agent or any Secured Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Company or any other Loan Party in any other jurisdiction.

(d)

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

(e)

The obligations of each Loan Party in respect of any Secured Obligation (as defined in the Pledge and Security Agreement) due to any party hereto in Dollars (including, without limitation, by virtue of any conversion of a Local Loan or Acceptance from a Denomination Currency into Dollars pursuant to the provisions of Section 6.4 of the Existing Credit Agreement) or any holder of any bond which is denominated in Dollars, shall, notwithstanding any judgment in a currency (the “judgment currency”) other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to such party or such holder (as the case may be) in Dollars, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement or any holder of Notes (as the case may be), such party or such holder (as the case may be), agrees to remit to such Loan Party, such excess.

12.5

Notices.  Any notice or other communication herein required or permitted to be given to (a) any party hereto that is also a party to the Existing Credit Agreement or the Term Loan Agreement shall be made in accordance with Section 14.2 (or other applicable successor provision) of such Credit Agreement, and (b) any holder of Designated Eligible Obligation at the address specified in the Certificate of Designation/Revocation or such other address as shall be notified in writing to the Administrative Agents and the Collateral Agent.

12.6

Governing Law.  This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

12.7

Specific Performance.  Each of the Agents and the Secured Parties may demand specific performance of this Agreement.  The Senior Agent, on behalf of each Senior Secured Party, and the Junior Agent, on behalf of each Junior Secured Party, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Agent or Secured Party.

12.8

Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

12.9

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

12.10

No Third Party Beneficiaries.  This Agreement shall be binding upon, and the rights and benefits hereof shall inure to the benefit of, the Secured Parties and each of their respective permitted successors and assigns and, to the extent applicable, the Loan Parties and their respective permitted successors and assigns.  No other Person shall have or be entitled to assert rights or benefits hereunder.  Each Loan Party shall cause each of its Subsidiaries, to the extent applicable, to comply with the terms of this Agreement.

12.11

Further Assurances.  Each of the Loan Parties and the Junior Agent, on behalf of each Junior Secured Party, agrees that each such Person shall, at the Loan Parties’ expense, take such further action and execute and deliver to the Agents and the Senior Agent, on behalf of each Senior Secured Party, such additional documents and instruments (in recordable form, if requested), in each case, as the Senior Agent or the Collateral Agent may reasonably request to effectuate the terms of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

REVLON CONSUMER PRODUCTS CORPORATION
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary
REVLON, INC.
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

ALMAY, INC.
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary
CHARLES OF THE RITZ GROUP LTD.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

CHARLES REVSON INC.
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

[SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

COSMETICS & MORE INC.
By:	/s/ Michael T. Sheehan
Name:		Michael T. Sheehan
Title:		Vice President and Assistant Secretary

NORTH AMERICA REVSALE INC.
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

PPI TWO CORPORATION
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

REVLON CONSUMER CORP.
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary
REVLON DEVELOPMENT CORP.
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

[SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

REVLON GOVERNMENT SALES, INC.
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

REVLON INTERNATIONAL CORPORATION
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

REVLON PRODUSCTS CORP.
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

REVLON REAL ESTATE CORPORATION
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

RIROS CORPORATION,
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

[SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

RIROS GROUP INC.
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

REVLON INTERNATIONAL CORPORATION (UK BRANCH)
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

REVLON AUSTRALIA PTY LIMITED
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Attorney in Fact

EUROPEéNNE DE PRODUITS DE BEAUTÉ, S.A.S.
By :	/s/ Michael T. Sheehan
	Name :	Michael T. Sheehan
	Title :	Attorney in Fact

REVLON S.p.A..
By :	/s/ Michael T. Sheehan
	Name :	Michael T. Sheehan
	Title :	Director

[SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

SIGNED, SEALED and DELIVERED	)
by ,	)
the lawful attorney of	) L. S. /s/ Michael Sheehan
REVLON (HONG KONG) LIMITED,	)
a Local Borrowing Subsidiary	)
in the presence of :	)

Witness’s signature /s/ Jennifer Blanchard

Witness’s name Jennifer Blanchard

Occupation Executive Legal Secretary

[SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

CITICORP USA, INC., as Term Loan Administrative Agent
By :	/s/ David Leland
Name: David Leland
Title: Vice President
CITICORP USA, INC., as Multi-Currency Administrative Agent
By :	/s/ David Leland
Name: David Leland
Title: Vice President
CITICORP USA, INC., as Collateral Agent
By :	/s/ David Leland
Name: David Leland
Title: Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

EXHIBIT A

FORM OF

CERTIFICATE OF DESIGNATION/REVOCATION

REVLON CONSUMER PRODUCTS CORPORATION

CERTIFICATE OF DESIGNATION

_______ __, 20__

CITICORP USA, INC.,
as Collateral Agent

388 Greenwich Street

New York, NY 10013

Pursuant to the provisions of the AMENDED AND RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT, dated as of December 20, 2006, by and among CITICORP USA, INC. (“Citicorp”), as administrative agent for the Multi-Currency Lenders and Issuing Lenders, CITICORP, as administrative agent for the Term Loan Lenders, CITICORP, as collateral agent for the Secured Parties, REVLON, INC. (“Revlon”), REVLON CONSUMER PRODUCTS CORPORATION (the “Company”), and each other Loan Party (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”; capitalized terms used herein and not otherwise defined herein are used herein as defined in the Intercreditor Agreement), the undersigned, a Responsible Officer of the Company, hereby certifies and represents and warrants on behalf of the Loan Parties as follows:

1.

The below referenced agreement is hereby designated as a Designated Eligible Obligation:

AGREEMENT	PRINCIPAL/ NOTIONAL AMOUNT	MATURITY DATE
______________________________________	________________	______________

______________________________________	________________	______________

2.

The above referenced agreement is hereby designated to be:

    Term Loan Eligible Obligations

    Multi-Currency Eligible Obligations

3.

Copies of each of the Intercreditor Agreement and the Pledge and Security Agreement have been delivered to the holders of the Designated Eligible Obligations designated herein, or their representative, prior to the date hereof or concurrently herewith.

4.

In the case of any designation of Multi-Currency Eligible Obligations hereunder, after giving effect to such designation and any Designated Eligible Obligations Reserve to be established with respect thereto (of which the Multi-Currency Administrative Agent has notified the Company, at its request, prior to or concurrently herewith), the Available Multi-Currency Commitment will be equal to $_________ (greater than or equal to zero).

5.

As of the date hereof, no Default or Event of Default has occurred and is continuing.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designation to be duly executed and delivered as of _____ __, 20__.

By:	______________________
Name:
Title:

REVLON CONSUMER PRODUCTS CORPORATION

CERTIFICATE OF REVOCATION

The Company hereby revokes the designation of the above referenced Designated Eligible Obligation.

IN WITNESS WHEREOF, the undersigned, a Responsible Officer of the Company, has caused this Certificate of Revocation to be duly executed and delivered as of _____ __, 20__.

By:	______________________
Name:
Title:

2

EXHIBIT B

FORM OF

NOTICE OF ACTIONABLE DEFAULT

_______ __, 20__

CITICORP USA, INC.,
as Collateral Agent

388 Greenwich Street

New York, NY 10013

Pursuant to the provisions of the AMENDED AND RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT, dated as of December 20, 2006, by and among CITICORP USA, INC. (“Citicorp”), as administrative agent for the Multi-Currency Lenders and Issuing Lenders, CITICORP, as administrative agent for the Term Loan Lenders, CITICORP, as collateral agent for the Secured Parties, REVLON, INC. (“Revlon”), REVLON CONSUMER PRODUCTS CORPORATION (the “Company”), and each other Loan Party (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”; capitalized terms used herein and not otherwise defined herein are used herein as defined in the Intercreditor Agreement), the undersigned, a Responsible Officer of the [Multi-Currency] [Term Loan] Administrative Agent, hereby certifies that an Event of Default has occurred and is continuing under the Credit Agreement and that any required notice thereof has been given and any grace periods provided for therein have expired.

CITICORP USA, INC., as[Multi-Currency][Term Loan] Administrative Agent

By:	________________________________
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

CITICORP USA, INC.,
as Collateral Agent

By:	________________________________
Name:
Title:

EXHIBIT C

FORM OF INTERCREDITOR SUPPLEMENT

The undersigned hereby agrees to be bound as a Loan Party for purposes of the AMENDED AND RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT, dated as of December 20, 2006 (the “Intercreditor Agreement”), by and among CITICORP USA, INC. (“Citicorp”), as administrative agent for the Multi-Currency Lenders and Issuing Lenders, CITICORP, as administrative agent for the Term Loan Lenders, CITICORP, as collateral agent for the Secured Parties, REVLON, INC. (“Revlon”), REVLON CONSUMER PRODUCTS CORPORATION (the “Company”), and each other Loan Party, and the undersigned hereby acknowledges receipt of a copy of the Intercreditor Agreement.  The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 7 (Representations and Warranties) of the Intercreditor Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.  Capitalized terms used herein but not defined herein are used with the meanings given them in the Intercreditor Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Intercreditor Supplement to be duly executed and delivered as of ___________, ____.

[NAME OF SUBSIDIARY GUARANTOR]
By:	____________________________
Name:
Title:

ACKNOWLEDGED AND AGREED
as of the date first above written:

CITICORP USA, INC.
as Collateral Agent

By:	________________________
Name:
Title: